Exhibit 23.4

CONSENT OF THE CARSON MEDLIN COMPANY

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-140617) of our letter to the board of directors of Partners Bank of Texas included as Appendix B to the proxy statement-prospectus forming a part of this Amendment No. 1 to Registration Statement on Form S-4 and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Amendment No. 1 to Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

The Carson Medlin Company
February 22, 2007